Exhibit 41

CONFIDENTIAL TREATMENT REQUESTED

UNDER RULE 24b-2 under the

SECURITIES EXCHANGE ACT OF 1934;

17 C.F.R. § 240.24b-2;

5 U.S.C. § 552(b)(4);

17 C.F.R. §§ 200.80(b)(4) and 200.83

[***] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A

CONFIDENTIAL TREATMENT REQUEST THAT IS

FILED SEPARATELY WITH THE COMMISSION

STRICTLY PRIVATE & CONFIDENTIAL

April 21, 2008

Dubai World

P.O. Box 17000

Dubai, United Arab Emirates

Attention: Rashid Sheikh, Group Treasurer

Ladies and Gentlemen:

Re:	Amendment to Upfront Structuring Fee Letter

Reference is made to the letter dated as of December 13, 2007 (the “Upfront Fee Letter”) among Dubai World (“DW”) and Credit Suisse International (“CS”), Deutsche Bank AG, London Branch (“DB”) and The Royal Bank of Scotland plc (“RBS” and, together with CS and DB, the “Banks”). All capitalized terms used in this letter (this “Amendment to Fee Letter”) without definition have the meanings given to them in the Upfront Fee Letter.

The Upfront Fee Letter provides that any unpaid balance of the upfront structuring fee payable to the Banks would be paid on the date that is 45 calendar days after the Trade Date. DW has requested and the Banks have agreed to postpone the payment date of such amount. In addition, the parties to the Confirmations propose to amend and restate the Confirmations to include as a party to each Confirmation Infinity World (Cayman) L.P., a Cayman Islands exempted limited partnership. Accordingly, the Upfront Fee Letter is amended as follows:

1. Each reference to a Confirmation therein shall be deemed to refer to such Confirmation, as it may be amended from time to time.

2. Section 1 of the Upfront Fee Letter is amended as follows:

(a) by replacing clause (ii) of the paragraph relating to the upfront structuring fee payable to CS with the following provision:

“(ii) on the earlier of (A) the second Prepayment Date under the CS Confirmation and (B) April 30, 2008 an amount equal to $ [***]”

(b) by replacing clause (ii) of the paragraph relating to the upfront structuring fee payable to DB with the following provision:

“(ii) on the earlier of (A) the second Prepayment Date under the DB Confirmation and (B) April 30, 2008 an amount equal to $ [***]”

(c) by replacing clause (ii) of the paragraph relating to the upfront structuring fee payable to RBS with the following provision:

“(ii) on the earlier of (A) the second Prepayment Date under the RBS Confirmation and (B) April 30, 2008 an amount equal to $ [***]”

Except as expressly set forth herein, from and after the date hereof, the Upfront Fee Letter (as amended hereby) shall remain in full force and effect on the terms set forth therein (after giving effect to the amendment contemplated hereby). Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this letter” or “this letter agreement” and each other similar reference contained in the Upfront Fee Letter shall be construed as a reference to the Upfront Fee Letter as amended hereby. The parties hereto hereby acknowledge and agree that this Amendment to Fee Letter and the contents hereof may be disclosed to the same extent and subject to the same terms and conditions which govern the disclosure of the Upfront Fee Letter as set forth therein.

This Amendment to Fee Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Amendment to Fee Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof or thereof. This Amendment to Fee Letter shall be governed by, and construed in accordance with, the laws of the State of New York. Each party hereto waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Amendment to Fee Letter.

[***] Confidential Treatment Requested.

2

Yours faithfully,

For and on behalf of
CREDIT SUISSE INTERNATIONAL

/s/ Laura Muir	/s/ James Booth
Name: Laura Muir	Name: James Booth
Authorised Signatory	Authorised Signatory

For and on behalf of
DEUTSCHE BANK AG, LONDON BRANCH

/s/ Lee Frankefield	/s/ Sunil Hariani
Name: Lee Frankenfield	Name: Sunil Hariani
Authorised Signatory	Authorised Signatory

DEUTSCHE BANK SECURITIES INC., acting solely as agent

/s/ Lee Frankefield	/s/ Sunil Hariani
Name: Lee Frankenfield	Name: Sunil Hariani
Authorised Signatory	Authorised Signatory

For and on behalf of
THE ROYAL BANK OF SCOTLAND plc

/s/ Roland Gerber
Name: Roland Gerber
Authorised Signatory

We hereby acknowledge and agree to the terms set out above.

For and on behalf of
DUBAI WORLD

/s/ Maryam Sharaf
Name: Maryam Sharaf
Authorised Signatory